Exhibit 99.1

Novocure Announces Fourth Quarter and Full Year 2017 Operating Statistics and Preliminary Revenue

1,834 active patients at December 31, 2017, an increase of 68 percent versus December 31, 2016

Fourth quarter 2017 preliminary net revenues of $53.7 million, reflecting 77 percent growth versus fourth quarter 2016

Fourth quarter and full year 2017 financial results to be reported Thursday, February 22, 2018

St. Helier, Jersey – Novocure (NASDAQ: NVCR) today reported operating statistics and preliminary, unaudited revenue for the fourth quarter and full year 2017. Novocure plans to discuss these results with investors at the 36th Annual J.P. Morgan Healthcare Conference in San Francisco. Novocure is a global oncology company developing a proprietary therapy called Tumor Treating Fields for the treatment of solid tumor cancers. Tumor Treating Fields is a cancer therapy that uses electric fields tuned to specific frequencies to disrupt cell division, inhibiting tumor growth and causing affected cancer cells to die.

Fourth quarter 2017 highlights include:

	Three months ended December 31,			Year ended December 31,
	2017	2016	% Change	2017	2016	% Change

Non-financial
Active patients at period end(1)	1,834	1,091	68%	1,834	1,091	68%
Prescriptions received in period(2)	1,090	706	55%	4,120	2,808	47%

Financial, in millions
Preliminary net revenues, unaudited(3)	$53.7	$30.2	77%	$177.0	$82.9	114%
(1)

An “active patient” is a patient who is on Optune under a commercial prescription order as of the measurement date, including patients who may be on a temporary break from treatment and who plan to resume treatment in less than 60 days.

(2)

A “prescription received” is a commercial order for Optune that is received from a physician certified to treat patients with Optune for a patient not previously on Optune. Orders to renew or extend treatment are not included in this total.

(3) The preliminary unaudited revenue results described in this press release are estimates only and are subject to revision until the Company reports its full financial results for the fourth quarter and full year 2017 on February 22, 2018.

“The fourth quarter 2017 was the twelfth consecutive quarter of active patient and revenue growth since the presentation of our EF-14 data in newly diagnosed GBM,” said William Doyle, Novocure’s Executive Chairman. “We continued to execute on our commercialization strategy, achieving 68 percent active patient growth compared to the same period last year. Importantly, we also received national government reimbursement in Japan for Optune for the treatment of newly diagnosed glioblastoma during the fourth quarter 2017, a significant milestone that represents our expanding commercial presence in markets across the globe.”

“Tumor Treating Fields shows promise for a variety of solid tumors and we remain committed to realizing the full potential value of the platform across multiple solid tumor indications,” continued Mr. Doyle. “We continue to recruit patients for two ongoing phase 3 pivotal trials: our LUNAR trial in non-small cell lung cancer and our METIS trial in brain metastases from non-small cell lung cancer. We have also received U.S Food and Drug Administration Investigational Device Exemption (IDE) approval to initiate our PANOVA 3 phase 3 pivotal trial in locally advanced pancreatic cancer. We look forward to providing a company update and discussing our 2017 financial results on our February conference call.”

Fourth quarter 2017 operating statistics

There were 1,834 active patients on Optune at December 31, 2017, an increase of 743 active patients, or 68 percent, compared to December 31, 2016. The proportion of Optune prescriptions written for newly diagnosed GBM was more than 66 percent in the fourth quarter 2017.

•	In the United States, there were 1,320 active patients on Optune at December 31, 2017, an increase of 485 active patients, or 58 percent, compared to December 31, 2016.
•	In Germany and other EMEA markets, there were 512 active patients on Optune at December 31, 2017, an increase of 256 active patients, or 100 percent, compared to December 31, 2016.
•	In Japan, there were 2 active patients on Optune at December 31, 2017. There were no active patients on Optune in Japan during the same period in 2016.

Additionally, 1,090 prescriptions were received in the quarter ended December 31, 2017, an increase of 385 prescriptions, or 55 percent, compared to the same period in 2016.

•	In the United States, 809 prescriptions were received in the quarter ended December 31, 2017, an increase of 265 prescriptions, or 49 percent, compared to the same period in 2016.
•	In Germany and other EMEA markets, 280 prescriptions were received in the quarter ended December 31, 2017, an increase of 118 prescriptions, or 73 percent, compared to the same period in 2016.
•	In Japan, there was 1 prescription received in the quarter ended December 31, 2017. We received no prescriptions in Japan during the same period in 2016.

Fourth quarter and full year 2017 financial results conference call

Novocure will report its financial results for the fourth quarter and full year 2017 on Thursday, February 22, 2018, before the U.S. financial markets open. Novocure management will host a conference call and webcast to provide a company update and discuss its financial results for the three and twelve months ended December 31, 2017, at 8 a.m. ET on Thursday, February 22, 2018.

Analysts and investors can participate in the conference call by dialing 855-442-6895 for domestic callers and 509-960-9037 for international callers, using the conference ID 3069446. The webcast can be accessed live from the Investor Relations page of Novocure’s website, https://www.novocure.com/investor-relations, and will be available for replay for at least 14 days following the call.

Presentation at 36th Annual J.P. Morgan Healthcare Conference

As previously announced, Mr. Doyle will speak on behalf of the company at the 36th Annual J.P. Morgan Healthcare Conference on January 10, 2018 in San Francisco.  Mr. Doyle’s presentation will begin at 4 p.m. PST and will be followed by a Q&A session. A live audio webcast of the presentation can be accessed from the Investor Relations page of Novocure’s website, www.novocure.com/investor-relations, and will be available for replay for at least 14 days following the presentation. The corporate presentation materials are available now and can be accessed from the Investor Relations page of Novocure’s website, www.novocure.com/investor-relations.

About Novocure

Novocure is a global oncology company developing a proprietary therapy called Tumor Treating Fields for the treatment of solid tumor cancers. Tumor Treating Fields is a cancer therapy that uses electric fields tuned to specific frequencies to disrupt cell division, inhibiting tumor growth and potentially causing dividing cancer cells to die.  Novocure’s commercialized product is approved for the treatment of adult patients with glioblastoma. Novocure has ongoing or completed clinical trials investigating TTFields in brain metastases, non-small cell lung cancer, pancreatic cancer, ovarian cancer and mesothelioma.

Headquartered in Jersey, Novocure has U.S. operations in Portsmouth, New Hampshire, Malvern, Pennsylvania and New York City. Additionally, the company has offices in Germany, Switzerland, Japan and Israel. For additional information about the company, please visit www.novocure.com or follow us at www.twitter.com/novocure.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 23, 2017, with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Media and Investor Contact

Novocure

Ashley Cordova, 212-767-7558

acordova@novocure.com